UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020 (June 15, 2020)

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801
(Address of principal executive offices) (zip code)

(626) 282-0288
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Apollo Medical Holdings, Inc. (“ApolloMed”) held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on June 15, 2020. At the close of business on April 27, 2020, the record date for the 2020 Annual Meeting (the “Record Date”), there were 53,057,073 shares of common stock, par value $0.001 per share, of ApolloMed, issued and outstanding, each share being entitled to one vote and to be voted together as one class vote at the 2020 Annual Meeting. At the 2020 Annual Meeting, there were present in person or by proxy 39,042,511 shares of ApolloMed’s common stock, representing stockholders entitled to cast approximately 73.59% of the total outstanding eligible votes and constituting a quorum. As of the Record Date, 1,111,111 shares of ApolloMed’s Series A preferred stock and 555,555 shares of ApolloMed’s Series B preferred stock, par value $0.001 per share, were held by Network Medical Management, Inc., a wholly-owned subsidiary of ApolloMed, and therefore, pursuant to the Delaware General Corporation Law, such shares of preferred stock were not voted, nor counted for quorum purposes, at the 2020 Annual Meeting.

Set forth below are the voting results for the two proposals considered and voted upon at the 2020 Annual Meeting, all of which were described in ApolloMed’s definitive proxy statement for the 2020 Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2020:

Proposal 1. Election of Directors

ApolloMed’s stockholders elected, by the votes indicated below, eleven persons to serve as directors of ApolloMed until its 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following sets forth the results of the voting with respect to each candidate:

Director	For	Withheld	Broker Non-Votes (1)
Kenneth Sim, M.D.	35,426,962	83,984	3,531,565
Thomas S. Lam, M.D.	35,400,643	110,303	3,531,565
Mitchell W. Kitayama	34,007,890	1,503,056	3,531,565
David G. Schmidt	34,173,421	1,337,525	3,531,565
Mark Fawcett	35,140,539	370,407	3,531,565
Michael F. Eng	35,147,603	363,343	3,531,565
Li Yu	35,098,964	411,982	3,531,565
Ernest A. Bates, M.D.	34,173,421	1,337,525	3,531,565
Linda Marsh	35,381,659	129,287	3,531,565
John Chiang	35,299,298	211,648	3,531,565
Matthew Mazdyasni	35,173,390	337,556	3,531,565
(1) Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

Based on these voting results, each of the eleven nominees for director was elected to serve until ApolloMed’s 2021 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

ApolloMed’s stockholders voted to ratify the appointment of Ernst & Young LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2020. 39,032,885 votes were cast “for” the ratification, 4,105 votes were cast “against” the ratification and 5,521 votes abstained. There were no broker non-votes for this proposal.

Based on these voting results, the stockholders ratified the appointment of Ernst & Young LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: June 16, 2020	By:	/s/ Thomas S. Lam, M.D.
	Name: Title:	Thomas S. Lam, M.D. Co-Chief Executive Officer